UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

FRESHPET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36729	20-1884894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor Secaucus, NJ		07094
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 520-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On September 26, 2019, Jonathan S. Marlow resigned from the Board of Directors (the “Board”) of Freshpet, Inc. (the “Company”), including all committees thereof, effective immediately. Mr. Marlow is resigning for personal reasons and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Marlow for his years of services to the Company and its stockholders.

Election of Director

On September 26, 2019, the Board elected Olu Beck as an independent member of the Board, effective October 1, 2019. Ms. Beck will serve as a Class III director and as a member of the Company’s Audit Committee.

Ms. Beck, age 53, has over 25 years of executive and senior leadership experience in the consumer packaged goods industry. Ms. Beck currently serves as an Advisory Board Member for CH Briggs, one of the largest distributors of specialty building materials on the East Coast. She is an Angel investor and a Limited Partner in SoundBoard Fund and the Entrepreneurs’ RoundTable Accelerator (NYC). Since 2013, Ms. Beck has served as Chief Executive Officer of The Beck Group NJ LLC, consulting for middle-market private equity firms specializing in consumer-packaged goods companies including most recently as Chief Executive Officer and a member of the Board of Directors of Wholesome Sweeteners, Inc., a manufacturer of consumer-packaged natural and organic sweeteners and snackfoods from January 2016 to June 2018. Prior to that, Ms. Beck served as Head of Global & U.S. Marketing (Shopper)/Health and Wellness for Johnson and Johnson, Inc. from 2010 to 2012. Prior to Johnson and Johnson, Inc., Ms. Beck served in various U.S. and international roles in finance, sales and supply chain at Mars, Incorporated from 1989 to 2009, including serving as Chief Financial Officer of Uncle Ben’s Rice. Ms. Beck has a Bachelor of Arts, Jurisprudence (Law) from the University of Oxford, St. John’s College, and a Master of Laws with Merit from University College London. Ms. Beck is a Chartered Management Accountant (ACMA, CGMA) certified by the Chartered Institute of Management Accountants. She is also a member of the National Association of Corporate Directors. Ms. Beck provides the Board of Directors with extensive corporate leadership and senior management experience in the retail and consumer packaged goods industries in both the U.S. and internationally.

Ms. Beck will be compensated for her service on the Board in the same manner as the Company’s other non-employee directors. For a description of the Company’s director compensation, see the “Director Compensation” section in the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: October 1, 2019	By:	/s/ Richard Kassar
	Name:	Richard Kassar
	Title:	Chief Financial Officer